Exhibit 99.1

Castle Biosciences Reports Fourth Quarter and Full-Year 2023 Results

Full-year 2023 revenue of $220 million, an increase of 60% compared to 2022 and above previously reported guidance
Delivered 70,429 total test reports in 2023, an increase of 59% compared to 2022
Year-end 2023 cash, cash equivalents and marketable investment securities of $243 million
Two critical peer-reviewed publications in 2023 demonstrating an association with DecisionDx®-Melanoma testing and improved patient outcomes
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas - Feb. 28, 2024--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the fourth quarter and year ended Dec. 31, 2023.

“2023 was another exceptional year, with strong top-line growth and test report volume growth, driven in large part by consistent execution by the entire Castle team,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “I am extremely pleased with the continued success we saw from careful investments in our initiatives. We expanded our body of evidence, with data further demonstrating the potential of our tests to improve patient outcomes, including increased survival. In addition, our foundational dermatology business continued to expand solidly, and growth in our TissueCypher® Barrett’s Esophagus test outpaced our expectations.

“In our commitment to ongoing evidence development, we are exceptionally proud of the progress we have made regarding DecisionDx-Melanoma. The independent risk-stratification provided by this test has already been demonstrated in numerous retrospective and prospective studies, is supported with 50 peer-reviewed publications, and has been studied in more than 10,000 patients. In 2023, there were two critical peer-reviewed publications demonstrating an association with DecisionDx-Melanoma testing and improved patient outcomes. The first study demonstrated that testing with DecisionDx-Melanoma was associated with lower melanoma-specific and overall mortality relative to untested patients (Bailey et al.), and the second demonstrated that patients who received routine imaging after high-risk DecisionDx-Melanoma test scores had an earlier recurrence diagnosis with lower tumor burden, leading to better clinical outcomes, including improved overall survival (Dhillon et al.). DecisionDx-Melanoma is the only melanoma prognostic test shown to be associated with improved patient survival.

“We are optimistic about continued commercial momentum in 2024 and will continue to focus on the needs of the patients and clinicians who drive our business.”

Twelve Months Ended Dec. 31, 2023, Financial and Operational Highlights
•Revenues were $219.8 million, a 60% increase compared to $137.0 million in 2022. Included in revenue for the year were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the twelve months ended Dec. 31, 2023, were $4.5 million of net negative revenue adjustments, compared to $2.0 million of net negative revenue adjustments for 2022.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $224.3 million, a 61% increase compared to $139.0 million in 2022.
•Delivered 70,429 total test reports in 2023, an increase of 59% compared to 44,419 in 2022:
◦DecisionDx-Melanoma test reports delivered in 2023 were 33,330, compared to 27,803 in 2022, an increase of 20%.
◦DecisionDx®-SCC test reports delivered in 2023 were 11,442, compared to 5,967 in 2022, an increase of 92%.

◦MyPath® Melanoma and DiffDx®-Melanoma test reports delivered in 2023 were 3,962, compared to 3,561 in 2022, an increase of 11%.
◦TissueCypher Barrett’s Esophagus test reports delivered in 2023 were 9,100, compared to 2,128 in 2022, an increase of 328%.
◦IDgenetix® test reports delivered in 2023 were 10,921, compared to 3,249 in 2022, an increase of 236%.
◦DecisionDx®-UM test reports delivered in 2023 were 1,674, compared to 1,711 in 2022, a decrease of 2%.
•Gross margin for 2023 was 75%, and adjusted gross margin was 80%, compared to 71% and 77% respectively for the same periods in 2022.
•Net cash used in operations was $5.6 million, compared to $41.7 million in 2022.
•Net loss for 2023, which includes non-cash stock-based compensation expense of $51.2 million, was $57.5 million, compared to $67.1 million in 2022.
•Adjusted EBITDA for 2023 was $(4.4) million, compared to $(42.6) million in 2022.
Cash, Cash Equivalents and Marketable Investment Securities
As of Dec. 31, 2023, the Company’s cash, cash equivalents and marketable investment securities totaled $243.1 million.
Fourth Quarter Ended Dec. 31, 2023, Financial and Operational Highlights
•Revenues were $66.1 million, a 72% increase compared to $38.3 million during the same period in 2022. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the quarter were $4.1 million of net negative revenue adjustments, compared to $0.8 million of net positive revenue adjustments for the same period in 2022.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $70.2 million, an 87% increase compared to $37.5 million for the same period in 2022.
•Delivered 20,284 total test reports, an increase of 60% compared to 12,644 in the same period of 2022:
◦DecisionDx-Melanoma test reports delivered in the quarter were 8,591, compared to 7,301 in the fourth quarter of 2022, an increase of 18%.
◦DecisionDx-SCC test reports delivered in the quarter were 3,530, compared to 1,845 in the fourth quarter of 2022, an increase of 91%.
◦MyPath Melanoma test reports delivered in the quarter were 1,018, compared to 822 MyPath Melanoma and DiffDx-Melanoma aggregate test reports in the fourth quarter of 2022, an increase of 24%.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 3,441, compared to 1,030 in the fourth quarter of 2022, an increase of 234%.
◦IDgenetix test reports delivered in the quarter were 3,299, compared to 1,214 in the fourth quarter of 2022, an increase of 172%.
◦DecisionDx-UM test reports delivered in the quarter were 405, compared to 432 in the fourth quarter of 2022, a decrease of 6%.
•Gross margin was 78%, and adjusted gross margin was 82%, compared to 69% and 75% respectively for the same periods in 2022.
•Net cash provided by operations was $18.6 million, compared to net cash used in operations of $6.0 million for the same period in 2022.
•Net loss, which includes non-cash stock-based compensation expense of $11.8 million, was $2.6 million, compared to a net loss of $20.6 million for the same period in 2022.
•Adjusted EBITDA was $9.4 million, compared to $(10.4) million for the same period in 2022.
2024 Outlook
The Company anticipates generating between $235-240 million in total revenue in 2024.

Fourth Quarter and Recent Accomplishments and Highlights
Dermatology
•DecisionDx-Melanoma: In December 2023, the Company announced the publication of a study in the Journal of the Advanced Practitioner in Oncology that assessed the viewpoints of nurse practitioners and physician assistants (NPs/PAs) toward the clinical use of DecisionDx-Melanoma in patients diagnosed with cutaneous melanoma (CM). The study found that more than 90% of the NPs/PAs who completed a survey about DecisionDx-Melanoma believe that prognostic (i.e., risk-stratification) information about a patient’s melanoma is valuable and improves patient care. See the Company’s news release from Dec. 1, 2023, for more information.
•DecisionDx-Melanoma: In February 2024, the Company announced the publication of a study in Cancers demonstrating that DecisionDx-Melanoma provided significantly better risk stratification than American Joint Committee on Cancer 8th Edition (AJCC8) staging in patients with stage I CM. This study reports the results of two large stage I cohorts, including 5,561 patients from the National Cancer Institute’s Surveillance, Epidemiology and End Results (SEER) Program Registries. It supports incorporating the DecisionDx-Melanoma test into clinical practice to help clinicians and patients with stage I melanoma obtain more precise information about a patient’s risk of disease progression to inform more personalized, risk-aligned treatment and surveillance management plans.
•DecisionDx-SCC: In January 2024, the Company announced the publication of a new study in the Journal of Clinical and Aesthetic Dermatology (JCAD), which found that guiding adjuvant radiation treatment (ART) using DecisionDx-SCC results can lead to substantial Medicare healthcare savings of up to approximately $972 million annually. This cost reduction is primarily attributed to avoiding direct costs of unnecessary ART in patients with low-risk DecisionDx-SCC profiles and the appropriate selection of patient treatment based on molecular risk assessment. Additionally, integrating the objective DecisionDx-SCC test into the management of ART-eligible high-risk cutaneous squamous cell carcinoma (SCC) can identify those who may safely avoid ART who would, therefore, have reduced complications, a net improvement in health outcomes and reduced cost in the Medicare population. See the Company’s news release from Jan. 18, 2024, for more information.
•DecisionDx-SCC: In February 2024, the Company announced the publication of an expert consensus article in JCAD related to its DecisionDx-SCC test. The expert multidisciplinary panel included radiation oncologists and dermatologists/Mohs micrographic surgeons with expertise in SCC management and provides risk-based clinical recommendations and a workflow for use of ART in patients with high-risk SCC to control disease progression. The suggested workflow integrates DecisionDx-SCC testing and AJCC8 staging, based on clinicopathologic risk factors, with the current National Comprehensive Cancer Network (NCCN) guidelines to improve precision in ART recommendations based on which patients are at the highest risk for metastasis and most likely to benefit from treatment.
•In February 2024, the Company was notified that a new study, titled “Inconsistent associations between risk factor profiles and adjuvant radiation therapy (ART) treatment in patients with cutaneous squamous cell carcinoma and utility of the 40-gene expression profile to refine ART guidance,” was accepted for publication in Dermatology and Therapy. The study shows that including tumor biology-based risk stratification from the DecisionDx-SCC test in ART decisions can refine risk and identify appropriate SCC patients who are likely to benefit from ART treatment, as well as those who can consider deferring it.
•In February 2024, the Company was notified that a new study, titled “Integrating the 40-gene expression profile (40-GEP) test improves metastatic risk-stratification within clinically relevant subgroups of high-risk cutaneous squamous cell carcinoma (cSCC) patients,” was accepted for publication in Dermatology and Therapy. The study of 897 patients analyzed the independent performance of DecisionDx-SCC from risk factors and staging systems, and demonstrated improved predictive accuracy when integrated with the NCCN, Brigham and Women’s Hospital (BWH) and AJCC8 clinicopathologic risk assessment systems to significantly enhance risk-aligned treatment for patients.
Gastroenterology
•In October 2023, the Company announced new data demonstrating the significant clinical utility of its TissueCypher Barrett’s Esophagus test in guiding risk-aligned upstaging of care for patients with non-dysplastic Barrett’s esophagus (BE) at a higher risk of progression to high-grade dysplasia or esophageal adenocarcinoma than indicated by their clinicopathologic risk factors. See the Company’s news release from Oct. 2, 2023, for more information.
Mental Health
•In November 2023, the Company announced data from a single-site, open-label study demonstrating the consistent impact of IDgenetix on medication response and remission rates in patients with major depressive disorder (MDD). The study found that real-world patient outcomes were strongly aligned to the results of a previously published randomized controlled trial that demonstrated IDgenetix-guided medication management significantly improved response and remission rates for patients with MDD. See the Company’s news release from Nov. 8, 2023, for more information.
Pipeline Initiatives
•Uveal Melanoma: In November 2023, the Company announced new discovery data from an ongoing study exploring the potential for developing a minimally invasive test, complementary to DecisionDx-UM, to evaluate small, suspicious lesions of uncertain malignant potential in patients’ eyes. See the Company’s news release from Nov. 3, 2023, for more information.
•Inflammatory Skin Disease: In November 2023, the Company announced new data showing the ability of its pipeline test in development to distinguish between responders and non-responders to an atopic dermatitis (AD) therapy and also distinguish between AD, psoriasis (PSO) and mycosis fungoides (MF) skin lesions. Additional updates regarding development of this pipeline program are expected in 2024. See the Company’s news release from Nov. 2, 2023, for more information.
Corporate
•In November 2023, the Company announced that it was named a Houston Chronicle Top Workplace for the third year in a row and awarded three new Culture Excellence awards, recognizing the Company in the areas of Employee Appreciation, Employee Well-Being and Professional Development. See the Company’s news release from Nov. 13, 2023, for more information.
•In January 2024, the Company announced that its chief operating officer, Kristen Oelschlager, was named to The Healthcare Technology Report’s Top 25 Women Leaders in Biotechnology of 2023. The honorees “stand as a driving force, ensuring diverse perspectives on scientific breakthroughs and groundbreaking therapies,” according to the publication. See the Company’s news release from Jan. 9, 2024, for more information.
Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Wednesday, Feb. 28, 2024, at 4:30 p.m. Eastern time to discuss its fourth quarter and full-year 2023 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/610272350 or via the webcast link on the Investor Relations page of the Company’s website,
https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until March 20, 2024.

To access the live conference call via phone, please dial 833 470 1428 from the United States, or +1 404 975 4839 internationally, at least 10 minutes prior to the start of the call, using the conference ID 036526.

There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net loss: interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, change in fair value of contingent consideration and acquisition related transaction costs.

We use Adjusted Revenues, Adjusted Gross Margin and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin or net loss reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, Barrett’s esophagus, mental health conditions and uveal melanoma. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to help guide systemic therapy selection for patients with moderate-to-severe, atopic dermatitis, psoriasis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, TissueCypher, IDgenetix, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: (i) the potential of our tests to improve patient outcomes, including increased survival; (ii) our continued commercial momentum in 2024; (iii) the ability of DecisionDx-Melanoma to provide prognostic information about a patient’s melanoma and improve patient care; (iv) the ability of DecisionDx-SCC to lead to substantial Medicare healthcare savings and to provide benefits related to reduced complications, a net improvement in health outcomes, reduced cost in the Medicare population and improved stratification of metastatic risk; (v) the ability of our TissueCypher BE test to guide risk-aligned upstaging of care; (vi) the ability of IDgenetix-guided medication management to significantly improve response and remission rates for patients with MDD; (vii) the potential for developing a minimally invasive test, complementary to DecisionDx-UM, to evaluate small, suspicious lesions of uncertain malignant potential in patients’ eyes; and (viii) the ability of our pipeline test in development to distinguish between responders and non-responders to an AD therapy and also distinguish between AD, psoriasis and mycosis fungoides skin lesions. The words “anticipate,” “can,” “could,” “expect,” “goal,” “may,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions, the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets and recession risks, supply chain disruptions, outbreaks of contagious diseases and geopolitical events (such as the ongoing Israel-Hamas War and Ukraine-Russia conflict), among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; actual application of our tests may not provide the aforementioned benefits to patients; our newer gastroenterology and mental health franchises may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
NET REVENUES	$66,120	$38,338	$219,788	$137,039
OPERATING EXPENSES AND OTHER OPERATING INCOME
Cost of sales (exclusive of amortization of acquired intangible asset)	12,423	9,520	44,982	32,009
Research and development	12,994	11,309	53,618	44,903
Selling, general and administrative	44,090	38,426	180,152	143,003
Amortization of acquired intangible assets	2,271	2,215	9,013	8,266
Change in fair value of contingent consideration	—	(300)	—	(18,287)
Total operating expenses, net	71,778	61,170	287,765	209,894
Operating loss	(5,658)	(22,832)	(67,977)	(72,855)
Interest income and other non-operating income	3,119	2,275	10,623	3,968
Interest expense	(2)	(4)	(11)	(17)
Loss before income taxes	(2,541)	(20,561)	(57,365)	(68,904)
Income tax expense (benefit)	39	57	101	(1,766)
Net loss	$(2,580)	$(20,618)	$(57,466)	$(67,138)

Loss per share, basic and diluted	$(0.10)	$(0.78)	$(2.14)	$(2.58)

Weighted-average shares outstanding, basic and diluted	27,030	26,400	26,802	26,054

Stock-Based Compensation Expense
Stock-based compensation expense is included in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,219	$1,030	$4,938	$3,755
Research and development	2,364	2,028	10,119	7,635
Selling, general and administrative	8,219	6,865	36,162	24,931
Total stock-based compensation expense	$11,802	$9,923	$51,219	$36,321

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Net loss	$(2,580)	$(20,618)	$(57,466)	$(67,138)
Other comprehensive loss:
Net unrealized gain (loss) on available-for-sale securities	207	(192)	517	(381)
Comprehensive loss	$(2,373)	$(20,810)	$(56,949)	$(67,519)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$98,841	$122,948
Marketable investment securities	144,258	135,677
Accounts receivable, net	38,302	23,476
Inventory	7,942	3,980
Prepaid expenses and other current assets	6,292	6,207
Total current assets	295,635	292,288
Long-term accounts receivable, net	1,191	1,087
Property and equipment, net	25,433	14,315
Operating lease assets	12,306	12,181
Goodwill and other intangible assets, net	117,335	126,348
Other assets – long-term	1,440	1,110
Total assets	$453,340	$447,329

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$10,268	$4,731
Accrued compensation	28,945	24,358
Operating lease liabilities	1,137	1,777
Other accrued and current liabilities	7,317	5,262
Total current liabilities	47,667	36,128
Noncurrent operating lease liabilities	14,173	11,533
Deferred tax liability	206	428
Other liabilities	25	90
Total liabilities	62,071	48,179
Stockholders’ Equity
Common Stock	27	27
Additional paid-in capital	609,477	560,409
Accumulated deficit	(218,371)	(160,905)
Accumulated other comprehensive income (loss)	136	(381)
Total stockholders’ equity	391,269	399,150
Total liabilities and stockholders’ equity	$453,340	$447,329

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2023	2022

OPERATING ACTIVITIES
Net loss	$(57,466)	$(67,138)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,330	10,543
Stock-based compensation expense	51,219	36,321
Change in fair value of contingent consideration	—	(18,287)
Deferred income taxes	(223)	(1,877)
Accretion of discounts on marketable investment securities	(5,491)	(1,368)
Other	635	158
Change in operating assets and liabilities:
Accounts receivable	(14,930)	(6,218)
Prepaid expenses and other current assets	(435)	(1,224)
Inventory	(3,962)	(1,680)
Operating lease assets	(258)	991
Other assets	(330)	618
Accounts payable	5,707	582
Operating lease liabilities	852	(608)
Accrued compensation	4,587	8,495
Other accrued and current liabilities	2,139	(963)
Net cash used in operating activities	(5,626)	(41,655)

INVESTING ACTIVITIES
Purchases of property and equipment	(13,621)	(5,632)
Asset acquisitions, net of cash and cash equivalents acquired	—	547
Acquisition of business, net of cash and cash equivalents acquired	—	(26,966)
Proceeds from sale of property and equipment	13	195
Purchases of marketable investment securities	(189,075)	(134,689)
Proceeds from maturities of marketable investment securities	186,500	—
Net cash used in investing activities	(16,183)	(166,545)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	269	833
Payment of employees’ taxes on vested restricted stock units	(5,134)	(1,688)
Proceeds from contributions to the employee stock purchase plan	2,709	2,492
Repayment of principal portion of finance lease liabilities	(142)	(122)
Net cash (used in) provided by financing activities	(2,298)	1,515

NET CHANGE IN CASH AND CASH EQUIVALENTS	(24,107)	(206,685)
Beginning of year	122,948	329,633
End of year	$98,841	$122,948

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenues and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
(in thousands)
Adjusted revenues
Net revenues (GAAP)	$66,120	$38,338	$219,788	$137,039
Revenue associated with test reports delivered in prior periods	4,086	(806)	4,476	1,987
Adjusted revenues (Non-GAAP)	$70,206	$37,532	$224,264	$139,026

Adjusted gross margin
Gross margin (GAAP)[1]	$51,426	$26,603	$165,793	$96,764
Amortization of acquired intangible assets	2,271	2,215	9,013	8,266
Revenue associated with test reports delivered in prior periods	4,086	(806)	4,476	1,987
Adjusted gross margin (Non-GAAP)	$57,783	$28,012	$179,282	$107,017

Gross margin percentage (GAAP)[2]	77.8%	69.4%	75.4%	70.6%
Adjusted gross margin percentage (Non-GAAP)[3]	82.3%	74.6%	79.9%	77.0%

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenues (Non-GAAP).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
(in thousands)
Adjusted EBITDA
Net loss	$(2,580)	$(20,618)	$(57,466)	$(67,138)
Interest income	(3,119)	(2,275)	(10,623)	(3,968)
Interest expense	2	4	11	17
Income tax expense (benefit)	39	57	101	(1,766)
Depreciation and amortization expense	3,224	2,841	12,330	10,543
Stock-based compensation expense	11,802	9,923	51,219	36,321
Change in fair value of contingent consideration	—	(300)	—	(18,287)
Acquisition related transaction costs	—	—	—	1,711
Adjusted EBITDA (Non-GAAP)	$9,368	$(10,368)	$(4,428)	$(42,567)